EXHIBIT 23.3

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRMS

To the Board of Directors
OnScreen Technologies, Inc.
January 19, 2007

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 13, 2006 on the financial statements of Onscreen Technologies, Inc. for the years ended December 31, 2005 and 2004 included herein on the registration statement of Onscreen Technologies, Inc. on Form SB-2 and to the reference to our firm under the heading “Experts” in the prospectus.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
January 18, 2007